Exhibit 10.1

SOPHIRIS BIO INC.

AMENDED AND RESTATED

2011 STOCK OPTION PLAN

Effective Date: June 8, 2011

Approved by the Board of Directors

on April 14, 2008.

Amended September 27, 2010 and June 8, 2011

TABLE OF CONTENTS

SECTION 1 DEFINITIONS AND INTERPRETATION		1
1.1	Definitions	1
1.2	Choice of Law	5
1.3	Headings	6
SECTION 2 GRANT OF OPTIONS		6
2.1	Grant of Options	6
2.2	Record of Option Grants	6
2.3 Effect of Plan		6
SECTION 3 PURPOSE AND PARTICIPATION		7
3.1	Purpose of Plan	7
3.2	Participation in Plan	7
3.3	Limits on Option Grants	7
3.4	Notification of Grant	7
3.5	Copy of Plan	7
3.6	Limitation on Service	7
3.7	No Obligation to Exercise	7
3.8	Agreement	8
3.9	Notice	8
3.10	Representation to TSX	8
SECTION 4 NUMBER OF SHARES UNDER PLAN		8
4.1	Board to Approve Issuance of Shares	8
4.2	Number of Shares	8
4.3	Fractional Shares	9
SECTION 5 TERMS AND CONDITIONS OF OPTIONS		9
5.1	Exercise Period of Option	9
5.2	Number of Shares Under Option	9
5.3	Exercise Price of Option	9
5.4	Termination of Option	9
5.5	Vesting of Option and Acceleration	11
5.6	Additional Terms	11
5.7	US Residents	11
SECTION 6 TRANSFERABILITY OF OPTIONS		11
6.1	Non-transferable	11
6.2	Death of Option Holder	11
6.3	Disability of Option Holder	12
6.4	Disability and Death of Option Holder	12
6.5	Vesting	12
6.6	Deemed Non-Interruption of Engagement	12
SECTION 7 EXERCISE OF OPTION		12
7.1	Exercise of Option	12
7.2	Issue of Share Certificates	13
7.3	No Rights as Shareholder	13

SECTION 8 ADMINISTRATION		13
8.1	Board or Committee	13
8.2	Appointment of Committee	13
8.3	Quorum and Voting	14
8.4	Powers of Committee	14
8.5	Administration by Committee	15
8.6	Interpretation	15
SECTION 9 APPROVALS AND AMENDMENT		15
9.1	Shareholder Approval of Plan	15
9.2	Amendment of Option or Plan	15
SECTION 10 CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES		17
10.1	Compliance with Laws	17
10.2	Obligation to Obtain Regulatory Approvals	17
10.3	Inability to Obtain Regulatory Approvals	17
SECTION 11 ADJUSTMENTS AND TERMINATION		18
11.1	No Grant During Suspension of Plan	18
11.2	Alteration in Capital Structure	18
11.3	Triggering Events	18
11.4	Notice of Termination by Triggering Event	19
11.5	Determinations to be Made By Committee	19
SECTION 12 MISCELLANEOUS		19
12.1	Tax Withholding	19
12.2	No Representation or Warranty	19
12.3	Effective Date	19
1.1	Section 409A of the Code	2
1.2	Incentive Stock Options	2
1.3	California Residents	4

AMENDED AND RESTATED 2011

STOCK OPTION PLAN

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a)	“Administrator” means such Executive or Employee of the Company as may be designated as Administrator by the Committee from time to time, if any.

(b)	“Associate” means, where used to indicate a relationship with any person:

(i)	any relative, including the spouse of that person or a relative of that person’s spouse, where the relative has the same home as the person;

(ii)	any partner, other than a limited partner, of that person;

(iii)	any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

(iv)	any corporation of which such person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the corporation.

(c)	“Black-Out” means a restriction imposed by the Company on all or any of its directors, officers, employees, insiders or persons in a special relationship whereby they are to refrain from trading in the Company’s securities until the restriction has been lifted by the Company.

(d)	“Board” means the board of directors of the Company.

(e)	“Change of Control” means an occurrence when either:

(i)	a Person or Entity, or a group thereof acting in concert (in each case, other than the Investors), directly or indirectly acquires beneficial ownership of more than 50% of the Company’s then issued and outstanding shares (on a non-diluted basis); or

(ii)	a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Company are not individuals nominated by the Company’s then-incumbent Board.

In no event will the transactions contemplated by that certain Investment Agreement by and among the Company, Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. constitute a Change of Control for purposes of the Plan.

(f)	“Committee” means a committee of the Board appointed in accordance with this Plan or if no such committee is appointed, the Board itself.

(g)	“Company” means Sophiris Bio Inc.

(h)	“Consultant” means an individual who:

(i)	is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or any Subsidiary other than services provided in relation to a “distribution” (as that term is described in the Securities Act);

(ii)	provides the services under a written contract between the Company or any Subsidiary and the individual or a Consultant Entity (as defined in clause 1.1(h)(v) below);

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or any Subsidiary; and

(iv)	has a relationship with the Company or any Subsidiary that enables the individual to be knowledgeable about the business and affairs of the Company or is otherwise permitted by applicable Regulatory Rules to be granted Options as a Consultant or as an equivalent thereof, and includes:

(v)	a corporation of which the individual is an employee or shareholder or a partnership of which the individual is an employee or partner (a “Consultant Entity”); or

(vi)	an RRSP or RRIF established by or for the individual under which he or she is the beneficiary.

(i)	“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Committee, acting reasonably, determines constitutes a disability.

(j)	“Employee” means:

(i)	an individual who works full-time or part-time for the Company or any Subsidiary and such other individual as may, from time to time, be permitted by applicable

Regulatory Rules to be granted Options as an employee or as an equivalent thereto; or

(ii)	an individual who works for the Company or any Subsidiary either full-time or on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or any Subsidiary over the details and methods of work as an employee of the Company or any Subsidiary, but for whom income tax deductions are not made at source, and includes:

(iii)	a corporation wholly-owned by such individual; and

(iv)	any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.

(k)	“Executive” means an individual who is a director or officer of the Company or a Subsidiary, and includes:

(i)	a corporation wholly-owned by such individual; and

(ii)	any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.

(l)	“Exercise Notice” means the written notice of the exercise of an Option, in the form set out as Schedule “B” hereto, duly executed by the Option Holder.

(m)	“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Grant Date through to and including the Expiry Time on the Expiry Date provided, however, that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(n)	“Exercise Price” means the price at which an Option is exercisable as determined in accordance with section 5.3.

(o)	“Expiry Date” means the date the Option expires as set out in the Option Certificate or as otherwise determined in accordance with sections 5.4, 6.2, 6.3, 6.4, 7.1 or 11.4.

(p)	“Expiry Time” means the time the Option expires on the Expiry Date, which is 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.

(q)	“Grant Date” means the date on which the Committee grants a particular Option, which is the date the Option comes into effect provided however that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(r)	“Insider” means an insider as that term is defined in the Securities Act;

(s)	“Investors” means, collectively, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., and any other fund sponsored by Warburg Pincus & Co., along with their respective affiliates.”

(t)	“Market Value” means the market value of the Shares as determined in accordance with section 5.3.

(u)	“Option” means an incentive share purchase option granted pursuant to this Plan entitling the Option Holder to purchase Shares of the Company.

(v)	“Option Certificate” means the certificate, in substantially the form set out as Schedule “A” hereto, evidencing the Option.

(w)	“Option Holder” means a Person or Entity who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(x)	“Outstanding Issue” means the number of Shares that are outstanding (on a non-diluted basis) immediately prior to the Share issuance or grant of Option in question.

(y)	“Person or Entity” means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed to be a Person or Entity.

(z)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(aa)	“Plan” means this Amended and Restated Stock Option Plan as from time to time amended.

(bb)	“Regulatory Approvals” means any necessary approvals of the Regulatory Authorities as may be required from time to time for the implementation, operation or amendment of this Plan or for the Options granted from time to time hereunder.

(cc)	“Regulatory Authorities” means all organized trading facilities on which the Shares are listed, and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company, this Plan or the Options granted from time to time hereunder.

(dd)	“Regulatory Rules” means all corporate and securities laws, regulations, rules, policies, notices, instruments and other orders of any kind whatsoever which may, from time to time, apply to the implementation, operation or amendment of this Plan or the Options granted from time to time hereunder including, without limitation, those of the applicable Regulatory Authorities.

(ee)	“Securities Act” means the Securities Act (British Columbia), RSBC 1996, c.418 as from time to time amended.

(ff)	“Share” or “Shares” means, as the case may be, one or more common shares without par value in the capital stock of the Company.

(gg)	“Subsidiary” means a wholly-owned or controlled subsidiary corporation of the Company.

(hh)	“Triggering Event” means:

(i)	the proposed dissolution, liquidation or wind-up of the Company;

(ii)	a proposed merger, amalgamation, arrangement or reorganization of the Company with one or more corporations as a result of which, immediately following such event, the shareholders of the Company as a group, as they were immediately prior to such event, are expected to hold less than a majority of the outstanding capital stock of the surviving corporation;

(iii)	the proposed acquisition of all or substantially all of the issued and outstanding shares of the Company by one or more Persons or Entities;

(iv)	a proposed Change of Control of the Company;

(v)	the proposed sale or other disposition of all or substantially all of the assets of the Company; or

(vi)	a proposed material alteration of the capital structure of the Company which, in the opinion of the Committee, is of such a nature that it is not practical or feasible to make adjustments to this Plan or to the Options granted hereunder to permit the Plan and Options granted hereunder to stay in effect.

(ii)	“TSX” means the Toronto Stock Exchange.

(jj)	“Vest” or “Vesting” means that a portion of the Option granted to the Option Holder which is available to be exercised by the Option Holder at any time and from time to time.

1.2	Choice of Law

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed in accordance with, the laws of the Province of British Columbia. The Company and each Option Holder hereby attorn to the jurisdiction of the Courts of British Columbia.

1.3	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

SECTION 2

GRANT OF OPTIONS

2.1	Grant of Options

The Committee shall, from time to time in its sole discretion, grant Options to such Persons or Entities and on such terms and conditions as are permitted under this Plan.

2.2	Record of Option Grants

The Committee shall be responsible to maintain a record of all Options granted under this Plan and such record shall contain, in respect of each Option:

(a)	the name and address of the Option Holder;

(b)	the category (Executive, Employee or Consultant) under which the Option was granted to him, her or it;

(c)	the Grant Date and Expiry Date of the Option;

(d)	the number of Shares which may be acquired on the exercise of the Option and the Exercise Price of the Option;

(e)	the vesting and other additional terms, if any, attached to the Option; and

(f)	the particulars of each and every time the Option is exercised.

2.3	Effect of Plan

All Options granted pursuant to the Plan shall be subject to the terms and conditions of the Plan notwithstanding the fact that the Option Certificates issued in respect thereof do not expressly contain such terms and conditions but instead incorporate them by reference to the Plan. The Option Certificates will be issued for convenience only and in the case of a dispute with regard to any matter in respect thereof, the provisions of the Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

SECTION 3

PURPOSE AND PARTICIPATION

3.1	Purpose of Plan

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Executives, Employees and Consultants, to incent such individuals to contribute toward the long term goals of the Company, and to encourage such individuals to acquire Shares of the Company as long term investments.

3.2	Participation in Plan

The Committee shall, from time to time and in its sole discretion, determine those Executives, Employees and Consultants, if any, to whom Options are to be granted.

3.3	Limits on Option Grants

(a)	The maximum number of Options which may be granted to any one Option Holder under the Plan within any 12 month period shall be 5% of the Outstanding Issue.

(b)	With respect to section 5. 1, the Expiry Date of an Option shall be no later than the 10th anniversary of the Grant Date of such Option.

3.4	Notification of Grant

Following the granting of an Option, the Administrator shall, within a reasonable period of time, notify the Option Holder in writing of the grant and shall enclose with such notice the Option Certificate representing the Option so granted. In no case will the Company be required to deliver an Option Certificate to an Option Holder until such time as the Company has obtained all necessary Regulatory Approvals for the grant of the Option.

3.5	Copy of Plan

Each Option Holder, concurrently with the notice of the grant of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

3.6	Limitation on Service

The Plan does not give any Option Holder that is an Executive the right to serve or continue to serve as an Executive of the Company or any Subsidiary, nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company or any Subsidiary.

3.7	No Obligation to Exercise

Option Holders shall be under no obligation to exercise Options granted under this Plan.

3.8	Agreement

The Company and every Option Holder granted an Option hereunder shall be bound by and subject to the terms and conditions of this Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of this Plan. In the event that the Option Holder receives his, her or its Options pursuant to an oral or written agreement with the Company or a Subsidiary, whether such agreement is an employment agreement, consulting agreement or any other kind of agreement of any kind whatsoever, the Option Holder acknowledges that in the event of any inconsistency between the terms relating to the grant of such Options in that agreement and the terms attaching to the Options as provided for in this Plan, the terms provided for in this Plan shall prevail and the other agreement shall be deemed to have been amended accordingly.

3.9	Notice

Any notice, delivery or other correspondence of any kind whatsoever to be provided by the Company to an Option Holder will be deemed to have been provided if provided to the last home address, fax number or email address of the Option Holder in the records of the Company and the Company shall be under no obligation to confirm receipt or delivery.

3.10	Representation to TSX

As a condition precedent to the issuance of an Option, the Company must be able to represent to the TSX as of the Grant Date that the Option Holder is a bona fide Executive, Employee or Consultant of the Company or any Subsidiary.

SECTION 4

NUMBER OF SHARES UNDER PLAN

4.1	Board to Approve Issuance of Shares

The Board shall approve by resolution the issuance of all Shares to be issued to Option Holders upon the exercise of Options, such authorization to be deemed effective as of the Grant Date of such Options regardless of when it is actually done. The Board shall be entitled to approve the issuance of Shares in advance of the Grant Date, retroactively after the Grant Date, or by a general approval of this Plan.

4.2	Number of Shares

Subject to adjustment as provided for herein, the number of Shares which will be available for purchase pursuant to Options granted pursuant to this Plan is 10% of the Outstanding Issue on the particular Grant Date. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to this Plan.

4.3	Fractional Shares

No fractional shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional interest.

SECTION 5

TERMS AND CONDITIONS OF OPTIONS

5.1	Exercise Period of Option

Subject to sections 5.4, 6.2, 6.3, 6.4 and 11.3, the Grant Date and the Expiry Date of an Option shall be the dates fixed by the Committee at the time the Option is granted and shall be set out in the Option Certificate issued in respect of such Option.

5.2	Number of Shares Under Option

The number of Shares which may be purchased pursuant to an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.

5.3	Exercise Price of Option

The Exercise Price at which an Option Holder may purchase a Share upon the exercise of an Option shall be the Market Value of the Shares as of the Grant Date and shall be set out in the Option Certificate issued in respect of the Option.

The “Market Value” of the Shares for a particular Grant Date shall be the closing trading price of the Shares on the primary organized trading facility, as determined by the Committee, on which the Shares are listed on the trading day immediately preceding the Grant Date, subject to any adjustments as may be required to secure all necessary Regulatory Approvals; provided that if the Company’s Shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee to be the fair value of the Shares, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arms’ length.

Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities that would apply to the Company on the Grant Date in question.

5.4	Termination of Option

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Committee at the time the Option is granted as set out in the Option Certificate and the date established, if applicable, in paragraphs (a) or (b) below or sections 6.2, 6.3, 6.4 or 11.3 of this Plan:

(a)	Ceasing to Hold Office – In the event that the Option Holder holds his or her Option as an Executive and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise expressly provided for in the Option Certificate, the 90th day following the date the Option Holder ceases to hold such position unless the Option Holder ceases to hold such position as a result of:

(i)	ceasing to meet the qualifications set forth in the corporate legislation applicable to the Company;

(ii)	a special resolution having been passed by the shareholders of the Company removing the Option Holder as a director of the Company or any Subsidiary; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position; OR

(b)	Ceasing to be Employed or Engaged – In the event that the Option Holder holds his or her Option as an Employee or Consultant and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise expressly provided for in the Option Certificate, the 90th day following the date the Option Holder ceases to hold such position, unless the Option Holder ceases to hold such position as a result of:

(i)	termination for cause; or

(ii)	an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position, or as a result of; or

(iii)	resigning or terminating his or her position;

in which case the Expiry Date shall be the 30th day following the date the Option Holder ceases to hold such position.

Notwithstanding the foregoing, in the event that an Option Holder ceases to hold the position of Executive, Employee or Consultant other than by reason of his death or Disability, the Committee may in its sole discretion increase the periods permitted to exercise all or any of the Options set out in sections 5.4(a) and (b) above, provided that in no event shall any Option be exercisable following the Expiry Date of the Option.

In the event that the Option Holder ceases to hold the position of Executive, Employee or Consultant for which the Option was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the Option, the Committee may, in its sole discretion, choose to permit the Option to stay in place for that Option Holder with such Option then to be treated as being held by that Option Holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan. Notwithstanding anything else contained herein, in no case will an Option be exercisable later than the Expiry Date of the Option.

5.5	Vesting of Option and Acceleration

The vesting schedule for an Option, if any, shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Committee may elect, at any time, to accelerate the vesting schedule of one or more Options including, without limitation, on a Triggering Event, and such acceleration will not be considered an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan. Without limiting the foregoing, in the event of a Change of Control of the Company, the Options outstanding shall become immediately exercisable on such date the Change of Control has been deemed to have occurred.

5.6	Additional Terms

Subject to all applicable Regulatory Rules and all necessary Regulatory Approvals, the Committee may attach additional terms and conditions to the grant of a particular Option, such terms and conditions to be set out in a schedule attached to the Option Certificate. The Option Certificates will be issued for convenience only, and in the case of a dispute with regard to any matter in respect thereof, the provisions of this Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, and attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

5.7	US Residents

Options granted to a Person who is a resident of the United States of America shall be subject to the additional terms and conditions set forth in Schedule “C”.

SECTION 6

TRANSFERABILITY OF OPTIONS

6.1	Non-transferable

Except as provided otherwise in this Section 6, Options are non-assignable and non-transferable.

6.2	Death of Option Holder

In the event of the Option Holder’s death, any Options held by such Option Holder shall pass to the Personal Representative of the Option Holder and shall be exercisable by the Personal

Representative on or before the date which is the earlier of six months following the date of death and the applicable Expiry Date.

6.3	Disability of Option Holder

If the employment or engagement of an Option Holder as an Employee or Consultant or the position of an Option Holder as a director or officer of the Company or a Subsidiary is terminated by the Company by reason of such Option Holder’s Disability, any Options held by such Option Holder shall be exercisable by such Option Holder or by the Personal Representative on or before the date which is the earlier of six months following the termination of employment, engagement or appointment as a director or officer and the applicable Expiry Date.

6.4	Disability and Death of Option Holder

If an Option Holder has ceased to be employed, engaged or appointed as a director or officer of the Company or a Subsidiary by reason of such Option Holder’s Disability and such Option Holder dies within six months after the termination of such engagement, any Options held by such Option Holder that could have been exercised immediately prior to his or her death shall pass to the Personal Representative of such Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of six months following the death of such Option Holder and the applicable Expiry Date.

6.5	Vesting

Unless the Committee determines otherwise, Options held by or exercisable by a Personal Representative shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

6.6	Deemed Non-Interruption of Engagement

Employment or engagement by the Company shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Option Holder’s right to re-employment or re-engagement by the Company is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Option Holder’s re-employment or re-engagement is not so guaranteed, then his or her employment or engagement shall be deemed to have terminated on the ninety-first day of such leave.

SECTION 7

EXERCISE OF OPTION

7.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. Subject to such other terms or conditions that may be attached to Options granted under the Plan, an Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise

Period up to the Expiry Time on the Expiry Date by delivering to the Administrator the required Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Exercise Price of the Shares then being purchased pursuant to the exercise of the Option. Notwithstanding anything else contained herein, Options may not be exercised during Black-Out unless the Committee determines otherwise. If an Option expires during a Black-Out then, notwithstanding any other provision of this Plan, the Option shall expire 10 business days after the Black-Out is lifted by the Committee and the Company shall undertake to notify the Option Holder of the extension of the Expiry Date.

7.2	Issue of Share Certificates

As soon as reasonably practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall also provide a new Option Certificate for the balance of Shares available under the Option to the Option Holder concurrent with delivery of the Share Certificate.

7.3	No Rights as Shareholder

Until the date of the issuance of the certificate for the Shares purchased pursuant to the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option, unless the Committee determines otherwise. In the event of any dispute over the date of the issuance of the certificates, the decision of the Committee shall be final, conclusive and binding.

SECTION 8

ADMINISTRATION

8.1	Board or Committee

The Plan shall be administered by the Board, by a Committee of the Board appointed in accordance with section 8.2 below, or by an Administrator appointed in accordance with subsection 8.4(b).

8.2	Appointment of Committee

The Board may at any time appoint a Committee, consisting of not less than two of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

8.3	Quorum and Voting

A majority of the members of the Committee shall constitute a quorum and, subject to the limitations in this Section 8, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to that member). The Committee may approve matters by written resolution signed by a majority of the quorum.

8.4	Powers of Committee

The Committee (or the Board if no Committee is in place) shall have the authority to do the following:

(a)	administer the Plan in accordance with its terms;

(b)	appoint or replace the Administrator from time to time;

(c)	determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the Market Value of the Shares;

(d)	amend any existing Option or the Plan or the terms and conditions of any Option thereafter to be granted in accordance with section 9.2 of this Plan;

(e)	prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(f)	determine the duration and purposes of leaves of absence from employment or engagement by the Company which may be granted to Option Holders without constituting a termination of employment or engagement for purposes of the Plan;

(g)	change the termination provisions of particular Options in accordance with section 5.4 of this Plan;

(h)	do the following with respect to the granting of Options:

(i)	determine the Executives, Employees or Consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan;

(ii)	determine the terms of the Option to be granted to an Option Holder including, without limitation, the Grant Date, Expiry Date, Exercise Price and vesting schedule (which need not be identical with the terms of any other Option);

(iii)	subject to any necessary Regulatory Approvals and section 9.2, amend the terms of any Options;

(iv)	determine when Options shall be granted; and

(v)	determine the number of Shares subject to each Option;

(i)	accelerate the vesting schedule of any Option previously granted; and

(j)	make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

8.5	Administration by Committee

All determinations made by the Committee in good faith shall be final, conclusive and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

8.6	Interpretation

The interpretation by the Committee of any of the provisions of the Plan and any determination by it pursuant thereto shall be final, conclusive and binding and shall not be subject to dispute by any Option Holder. No member of the Committee or any person acting pursuant to authority delegated by it hereunder shall be personally liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Committee and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

SECTION 9

APPROVALS AND AMENDMENT

9.1	Shareholder Approval of Plan

If required by a Regulatory Authority or by the Committee, this Plan may be made subject to the approval of a majority of the votes cast at a meeting of the shareholders of the Company or by a majority of votes cast by disinterested shareholders at a meeting of shareholders of the Company, as applicable. Any Options granted under this Plan prior to such time will not be exercisable or binding on the Company unless and until such shareholder approval is obtained.

9.2	Amendment of Option or Plan

Subject to the requisite shareholder and Regulatory Approvals set forth under paragraphs (a) and (b) below, the Committee may from time to time amend or revise an existing Option or the Plan or the terms and conditions of any Option thereafter to be granted provided however that no such amendment or revision may, without the consent of the Option Holder, (i) materially decrease the rights or benefits accruing to an Option Holder or (ii) materially increase the obligations of an Option Holder.

(a)	The Committee may, subject to receipt of requisite shareholder and Regulatory Approvals, make the following amendments to the Plan:

(i)	any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by shareholders will not require additional shareholder approval;

(ii)	the addition of any form of financial assistance or any amendment to a financial assistance provision which is more favourable to participants under the Plan;

(iii)	a discontinuance of the Plan; and

(iv)	any other amendments that may lead to significant or unreasonable dilution in the Company’s outstanding securities or may provide additional benefits to eligible participants under this Plan, especially Insiders of the Company, at the expense of the Company and its existing shareholders.

(b)	The Committee may without shareholder approval, subject to receipt of requisite Regulatory Approvals, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in paragraph (a) above including, without limitation:

(i)	amendments of a “housekeeping” nature including, but not limited to, of a clerical, grammatical or typographical nature;

(ii)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(iii)	a change to the vesting provisions of any Option or the Plan;

(iv)	amendments to reflect any requirements of any Regulatory Authorities to which the Company is subject, including the TSX;

(v)	a change to the termination provisions of an Option which does not result in an extension beyond the original Expiry Date as contemplated in section 5.4 of this Plan;

(vi)	amendments to the definition of Change of Control;

(vii)	the addition of a cashless exercise feature, payable in cash or securities of the Company;

(viii)	a change to the class of participants that may participate under the Plan; and

(ix)	amendments to reflect changes to applicable Regulatory Rules.

(c)	Notwithstanding the provisions of paragraph (b):

(i)	the Company shall additionally obtain requisite shareholder approval in respect of amendments to the Plan that are contemplated pursuant to paragraph (b), to the extent such approval is required by any applicable Regulatory Rules; and

(ii)	If the Exercise Price of an Option held by an Option Holder who is an Insider of the Company is reduced or if the term of an Option held by an Option Holder who is an Insider of the Company is extended, the Insider must not exercise the Option at the reduced Exercise Price or with the extended term, as the case may be, until the reduction in Exercise Price or extension of the term has been approved by the disinterested shareholders of the Company.

SECTION 10

CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES

10.1	Compliance with Laws

An Option shall not be granted or exercised, and Shares shall not be issued pursuant to the exercise of any Option, unless the grant and exercise of such Option and the issuance and delivery of such Shares comply with all applicable Regulatory Rules, and such Options and Shares will be subject to all applicable trading restrictions in effect pursuant to such Regulatory Rules and the Company shall be entitled to legend the Option Certificates and the certificates representing such Shares accordingly.

10.2	Obligation to Obtain Regulatory Approvals

In administering this Plan, the Committee will seek any Regulatory Approvals which may be required. The Committee will not permit any Options to be granted without first obtaining the necessary Regulatory Approvals unless such Options are granted conditional upon such Regulatory Approvals being obtained. The Committee will make all filings required with the Regulatory Authorities in respect of the Plan and each grant of Options hereunder. No Option granted will be exercisable or binding on the Company unless and until all necessary Regulatory Approvals have been obtained. The Committee shall be entitled to amend this Plan and the Options granted hereunder in order to secure any necessary Regulatory Approvals and such amendments will not require the consent of the Option Holders under section 9.2 of this Plan.

10.3	Inability to Obtain Regulatory Approvals

The Company’s inability to obtain Regulatory Approval from any applicable Regulatory Authority, which Regulatory Approval is deemed by the Committee to be necessary to complete the grant of Options hereunder, the exercise of those Options or the lawful issuance and sale of any Shares pursuant to such Options, shall relieve the Company of any liability with respect to the failure to complete such transaction.

SECTION 11

ADJUSTMENTS AND TERMINATION

11.1	No Grant During Suspension of Plan

No Option may be granted during any suspension, or after termination, of the Plan. Suspension or termination of the Plan shall not, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted.

11.2	Alteration in Capital Structure

If there is a material alteration in the capital structure of the Company and the Shares are consolidated, subdivided, converted, exchanged, reclassified or in any way substituted for, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Option Holder shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation:

(a)	a change in the number or kind of shares of the Company covered by such Options; and

(b)	a change in the Exercise Price payable per Share provided, however, that the aggregate Exercise Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the Exercise Price per Share and the number of Shares subject thereto.

For purposes of this section 11.2, and without limitation, neither:

(c)	the issuance of additional securities of the Company in exchange for adequate consideration (including services); nor

(d)	the conversion of outstanding securities of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company.

Any adjustment made to any Options pursuant to this section 11.2 shall not be considered an amendment requiring the Option Holder’s consent for the purposes of Section 9.2 of this Plan.

11.3	Triggering Events

Subject to the Company complying with section 11.4 and any necessary Regulatory Approvals and notwithstanding any other provisions of this Plan or any Option Certificate, the Committee may, without the consent of the Option Holder or Holders in question:

(a)	cause all or a portion of any of the Options granted under the Plan to terminate upon the occurrence of a Triggering Event; or

(b)	cause all or a portion of any of the Options granted under the Plan to be exchanged for incentive stock options of another corporation upon the occurrence of a Triggering Event in such ratio and at such exercise price as the Committee deems appropriate, acting reasonably.

Such termination or exchange shall not be considered an amendment requiring the Option Holder’s consent for the purpose of section 9.2 of the Plan.

11.4	Notice of Termination by Triggering Event

In the event that the Committee wishes to cause all or a portion of any of the Options granted under this Plan to terminate on the occurrence of a Triggering Event, it must give written notice to the Option Holders in question not less than 10 days prior to the consummation of a Triggering Event so as to permit the Option Holder the opportunity to exercise the vested portion of the Options prior to such termination. Upon the giving of such notice and subject to any necessary Regulatory Approvals, all Options or portions thereof granted under the Plan which the Company proposes to terminate shall become immediately exercisable notwithstanding any contingent vesting provision to which such Options may have otherwise been subject.

11.5	Determinations to be Made By Committee

Adjustments and determinations under this Section 11 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

SECTION 12

MISCELLANEOUS

12.1	Tax Withholding

The Committee and the Company may take all such measures as they deem appropriate to ensure that the Company’s obligations under the withholding provisions under income tax laws applicable to the Company and other provisions of applicable laws are satisfied with respect to the issuance of Shares or the grant or exercise of Options under this Plan. The issuance or delivery of certificates for Shares purchased pursuant to this Plan may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of such laws have been met.

12.2	No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

12.3	Effective Date

This Plan shall be effective on June 8, 2011, subject to shareholder approval at the Company’s next annual meeting of shareholders.

SCHEDULE “A”

SOPHIRIS BIO INC.

STOCK OPTION PLAN – OPTION CERTIFICATE

This Option Certificate is issued pursuant to the provisions of the Stock Option Plan (the “Plan”) of Sophiris Bio Inc. (the “Company”) and evidences that <*> is the holder (the “Option Holder”) of an option (the “Option”) to purchase up to <*> common shares (the “Shares”) in the capital stock of the Company at a purchase price of Cdn.$<*> per Share (the “Exercise Price”). This Option may be exercised at any time and from time to time from and including the following Grant Date through to and including up to 5:00 p.m. local time in Vancouver, British Columbia (the “Expiry Time”) on the following Expiry Date:

(a)	the Grant Date of this Option is <*>; and

(b)	subject to sections 5.4, 6.2, 6.3, 6.4 or 11.3 of the Plan, the Expiry Date of this Option is <*>.

To exercise this Option, the Option Holder must deliver to the Administrator of the Plan, prior to the Expiry Time on the Expiry Date, an Exercise Notice, in the form provided in the Plan, which is incorporated by reference herein, together with the original of this Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail. This Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto.

If the Option Holder is a resident or citizen of the United States of America at the time of the exercise of the Option, the certificate(s) representing the Shares will be endorsed with the following or a similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the “Act”) or the securities laws of any state (“State”) of the United States of America and may not be sold, transferred, pledged, hypothecated or distributed, directly or indirectly, to a U.S. person (as defined in Regulation S adopted by the U.S. Securities and Exchange Commission under the Act) or within the United States unless such securities are (i) registered under the Act and any applicable State securities act (a “State Act”), or (ii) exempt from registration under the Act and any applicable State Act and the Company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) sold in accordance with

Regulation S and the Company has received an opinion of counsel to such effect reasonably satisfactory to it.”

Capitalized terms appearing herein unless otherwise defined herein have their respective meanings in the Plan.

Sophiris Bio Inc.

Per:

Authorized Signatory

The Option Holder acknowledges receipt of a copy of the Plan and represents to the Company that the Option Holder is familiar with the terms and conditions of the Plan, and hereby accepts this Option subject to all of the terms and conditions of the Plan. The Option Holder agrees to execute, deliver, file and otherwise assist the Company in filing any report, undertaking or document with respect to the awarding of the Option and exercise of the Option, as may be required by the Regulatory Authorities. The Option Holder further acknowledges that if the Plan has not been approved by the shareholders of the Company on the Grant Date, this Option is not exercisable until such approval has been obtained.

Signature of Option Holder	Date Signed

Print Name of Option Holder

Address

A - 2

OPTION CERTIFICATE – SCHEDULE

The additional terms and conditions attached to the Option represented by this Option Certificate are as follows:

The Options will not be exercisable unless and until they have vested and then only to the extent that they have vested. The Options will vest in accordance with the following:

(a)	<*> Shares (<*>%) will vest and be exercisable on or after the Grant Date;

(b)	<*> additional Shares (<*>%) will vest and be exercisable on or after <*> [date];

(c)	<*> additional Shares (<*>%) will vest and be exercisable on or after <*> [date];

(d)	<*> additional Shares (<*>%) will vest and be exercisable on or after<*> [date];

SCHEDULE “B”

SOPHIRIS BIO INC.

STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO:	The Administrator, Stock Option Plan
Sophiris Bio Inc.
1258 Prospect Street
La Jolla, California, USA 92037
(or such other address as the Company may advise)

The undersigned hereby irrevocably gives notice, pursuant to the Stock Option Plan (the “Plan”) of Sophiris Bio Inc. (the “Company”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Shares; or

(b)	of the Shares;

which are the subject of the Option Certificate attached hereto (attach your original Option Certificate).

The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to “Sophiris Bio Inc.” in an amount equal to the aggregate Exercise Price of the aforesaid Shares and directs the Company to issue the certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address (provide full complete address):

The undersigned acknowledges the Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the required address with the required payment prior to 5:00 p.m. local time in Vancouver, B.C. on the Expiry Date of the Option.

DATED the day of , 20
Signature of Option Holder

SCHEDULE “C”

(to the Sophiris Bio Inc. Amended and Restated Stock Option Plan dated June 8, 2011)

To the extent required under applicable law, the following terms and conditions shall apply to all Options granted to residents of the United States of America. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Schedule “C”.

1.1	Section 409A of the Code

Notwithstanding anything in the Plan to the contrary, (a) any adjustments made to Options that are considered “deferred compensation” within the meaning of Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”) shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made to Options that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Options either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Committee shall not have the authority to make any adjustments to the extent the existence of such authority would cause an Option that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto. In addition, the Exercise Price in respect of Options granted under the Plan shall be at least 100% of the fair market value of the Shares on the Grant Date.

1.2	Incentive Stock Options

In addition to the other provisions of this Plan which are not inconsistent therewith, Options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code shall comply in all respects with Section 422 of the Code and any applicable regulations thereunder, including, to the extent required, the following provisions:

(a)	Options may be granted as ISOs only to individuals who are employees of the Company or any present or future “subsidiary corporation” or “parent corporation” as those terms are defined in Section 424 of the Code (collectively, “Related Corporations”) and ISOs shall not be granted to non-employee Directors or independent contractors;

(b)	Notwithstanding anything to the contrary in the Plan, subject to the provisions of Section 4.2 and Section 11.2, relating to material alterations of capital structure, the aggregate maximum number of Shares that may be issued pursuant to the exercise of ISOs shall be twenty five million (25,000,000) Shares (the “ISO Limit”);

(c)	where used in the Plan, “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code;

(d)	Options shall be eligible for treatment as ISOs only if exercised no later than (i) three (3) months following such termination of employment if an Option Holder ceases to be employed by the Company and/or all Related Corporations other than by reason of death or Disability, (ii) one year if an Option Holder ceases to be employed by the Company and/or all Related Corporations by reason of Disability and (iii) three (3) months after the Option Holder has been on leave of absence for more than 90 days, unless the Option Holder’s re-employment rights are guaranteed by statute or contract;

(e)	the Exercise Price in respect of Options granted as ISOs shall be at least 100% of the fair market value of the Shares on the Grant Date;

(f)	subject to the provisions of Section 1.2(g) below regarding ISOs granted to 10% Shareholders, the term of any ISO shall not exceed ten (10) years measured from the Grant Date;

(g)	the Exercise Price in respect of Options granted as ISOs to employees who own more than 10% of the combined voting power of all classes of shares of the Company or a Related Corporation (a “10% Shareholder”) shall be not less than 110% of the fair market value per Share on the Grant Date and the term of any ISO granted to a 10% Shareholder shall not exceed five (5) years measured from the Grant Date;

(h)	Options held by an Option Holder shall be eligible for treatment as ISOs only to the extent that the fair market value (determined at the Grant Date) of the Shares with respect to which such Options and all other options intended to qualify as “incentive stock options” under Section 422 of the Code held by such individual and granted under the Plan or any other plan of a Related Corporation and which are exercisable for the first time by such individual during any one calendar year does not exceed US$100,000, applied on the basis of the order in which such Options are granted;

(i)	by accepting an Option granted as an ISO under the Plan, each Option Holder agrees to notify the Company in writing immediately after such Option Holder makes a “Disqualifying Disposition” of any stock acquired pursuant to the exercise of such ISO; for this purpose, a Disqualifying Disposition is any disposition occurring on or before the later of: (i) the date two (2) years following the date the ISO was granted; and (ii) the date one year following the date the ISO was exercised;

(j)	the Board shall obtain shareholder approval of this Schedule C within twelve (12) months before or after its adoption by the Board, or any amendment to this Schedule C that would either increase the ISO Limit or provide for any change in the class of employees eligible to receive ISOs under the Plan;

(k)	no modification of an outstanding Option that would provide an additional benefit to an Option Holder, including but not limited to a reduction of the Exercise Price or extension of the exercise period, shall be made without consideration and disclosure of the likely United States federal income tax consequences to the Option Holders affected thereby;

(l)	no Options intended to be ISOs under this Plan shall not be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code; and

(m)	ISOs shall be neither transferable nor assignable by the Option Holder other than by will or the laws of descent and distribution and may be exercised, during the Option Holder’s lifetime, only by such Option Holder.

1.3	California Residents

Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Options granted to residents of the State of California, until such time as the Shares become a “listed security” under the Securities Act:

(n)	Options shall have a term of not more than ten years from the Grant Date;

(o)	Options shall be non-transferable other than by will or the laws of descent and distribution; notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its discretion, may permit transferability as permitted by Rule 701 of the United States Securities Act of 1933, as amended;

(p)	unless employment or services are terminated for cause, the right to exercise an Option in the event of termination of service, to the extent that the Option Holder is otherwise entitled to exercise an Option on the date of termination of service, shall be:

(i)	at least six months from the date of a Option Holder’s termination of service if termination was caused by death or Disability, and

(ii)	at least 30 days from the date of a Option Holder’s termination of service if termination of employment was caused by other than death or Disability,

(q)	no Option may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders;

(r)	any Option exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted, and such shares shall not be counted in determining whether such approval is obtained;